UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Texas		1-31447			76-0694415
(State or other jurisdiction		(Commission File Number)			(IRS Employer
of incorporation)					Identification No.)

1111 Louisiana
Houston	Texas		77002
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			(713)	207-1111

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2021, upon recommendation of the Governance, Environmental and Sustainability Committee of the Board of Directors (the “Board”) of CenterPoint Energy, Inc. (the “Company), the Board of the Company appointed Raquelle W. Lewis to the Board effective immediately. Ms. Lewis will serve as a director of the Board of the Company until the expiration of her term on the date of the Company’s annual meeting of shareholders in 2022 and until her successor is elected and qualified. Ms. Lewis is expected to stand for election as a director at the Company’s annual meeting of shareholders in 2022. Ms. Lewis will serve on the Board’s Compensation and Governance, Environmental and Sustainability Committees.

Ms. Lewis, 51, has served as Director, Southeast Texas Communications and Public Information Offices for the Texas Department of Transportation (“TxDOT”), a state government organization that constructs and maintains highway, aviation, rail and public transportation systems, since 2017. In this position, Ms. Lewis is responsible for overseeing the communication efforts of TxDOT and serving as TxDOT’s principal liaison to the media, elected officials and the general public in southeast Texas, including Houston. Ms. Lewis also serves as chief spokesperson for TxDOT during severe weather events and other emergencies in Houston and surrounding areas, including supporting strategic planning and crisis and risk management efforts. Additionally, she is responsible for communications and community outreach, strategy and implementation for various infrastructure projects in southeast Texas. Ms. Lewis joined TxDOT in 2008 and served in various other roles, including as Special Advisor to the TxDOT Executive Director and the Executive Administration. Prior to her service at TxDOT, Ms. Lewis spent 10 years at Parsons Brinckerhoff, Inc., a multinational engineering and design firm that specializes in strategic consulting, planning, engineering, construction management, energy, infrastructure and community planning, serving in various positions, including Supervising Planner/Program Manager. Ms. Lewis has also held various positions, including Director of Information & Technology Transfer, at Texas Southern University Center for Transportation Training & Research. She is also a member of WTS International, National Association for the Advancement of Colored People (NAACP) - Houston Branch and Leadership Women, Inc.

There are no arrangements or understandings between Ms. Lewis and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Lewis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Lewis will be compensated for her service on the Board under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2021 annual meeting of shareholders (which arrangement may be updated from time to time) and received an initial stock award approved by the Board under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended, valued at $90,877, which represents a prorated amount of the annual stock award valued at $155,000 received by each of the Company’s non-employee directors serving on the Board as of early May 2021, which awards were previously disclosed in related Section 16 filings.

A copy of the press release containing the announcement of Ms. Lewis’ appointment is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated September 30, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: September 30, 2021	By:	/s/ Monica Karuturi
Monica Karuturi
Senior Vice President and General Counsel